Exhibit 5.1

Campbells LLP

Floor 4, Willow House | Cricket Square

Grand Cayman KY1-9010 | Cayman Islands

@campbellslegal.com

t. +1 345 949 2648 | f. +1 345 949 8613

campbellslegal.com

Our Ref: ACL 00773-42139

Your Ref:

Leishen Energy Holding Co., Ltd.

8 June 2026

Dear Sirs

Leishen Energy Holding Co., Ltd.

We have acted as Cayman Islands counsel to Leishen Energy Holding Co., Ltd. (the “Company”) in connection with the Company’s registration statement on Form F-3 including all amendments or supplements thereto (the “Registration Statement”), filed with the United States Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offering, issuance and sale from time to time, in one or more offerings, of up to US$150,000,000 of the following securities of the Company (the “Securities”):

(i) class A ordinary shares of a par value of US$0.001 each of the Company (the “Class A Shares”);

(ii) warrants to purchase the Class A Shares (the “Warrants”) issuable pursuant to the terms of a warrant agreement and a warrant certificate (together, the “Warrants Documents”);

(iii) debt securities of the Company which may be convertible into the Class A Shares (together, the “Debt Securities”), each series of the Debt Securities to be issued pursuant to a debt securities document or agreement to be entered into by the Company (each, a “Debt Securities Agreement”), which Debt Securities are not subject to the Trust Indenture Act of 1939 and accordingly will not be issued under an indenture with a trustee;

(iv) rights to purchase the Class A Shares (the “Rights”) issuable pursuant to the terms of a rights agent agreement and a right certificate (together, the “Rights Documents”); and

(v) units composed of any combination of the securities described above (the “Units”) issuable pursuant to the terms of a unit agreement and a unit certificate (together, the “Units Documents”).

We are furnishing this opinion as Exhibit 5.1, 8.1 and 23.2 to the Registration Statement.

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1	Documents Reviewed

For the purposes of this opinion, we have reviewed only originals, copies or final drafts or conformed copies of the following documents:

1.1	The certificate of incorporation of the Company dated 19 October 2022.

1.2	The second amended and restated memorandum and articles of association of the Company adopted by special resolution dated 29 January 2026 (the “ Memorandum and Articles”).

1.3	The written resolutions of the directors of the Company dated 4 June 2026 (the “Resolutions”).

1.4	A certificate of good standing dated 5 June 2026, issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”).

1.5	The Registration Statement.

1.6	The Warrants Documents.

1.7	The Debt Securities Agreement.

1.8	The Rights Documents.

1.9	The Units Documents (collectively with the Registration Statement, the Warrants Documents, the Debt Securities Agreement and the Rights Documents, the “Documents”).

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied (without further verification) upon the completeness and accuracy of the documents set out above. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2	The genuineness of all signatures and seals.

2.3	There is nothing under any law (other than the law of the Cayman Islands), and there is nothing contained in the minute book or corporate records of the Company (which we have not inspected), which would or might affect the opinions set out below.

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3	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

3.2	The authorised share capital of the Company is US$500,000 consisting of 467,290,000 Class A Ordinary Shares of a par value of US$0.001 each and 32,710,000 Class B Ordinary Shares of a par value of US$0.001 each.

3.3	Upon the Class A Shares to be offered and issued by the Company as contemplated by the Registration Statement (including the issuance of Class A Shares upon the exercise of any exchange or convertible rights (if any) in accordance with the Debt Securities Documents, the issuance of the Class A Shares upon the exercise of the Warrants in accordance with the Warrants Documents and the issuance of the Class A Shares upon the exercise of the Rights in accordance with the Rights Documents) having been duly authorised by the Company and, when issued by the Company upon:

(a)	either (A) the provisions of the memorandum and articles of association of the Company then in effect and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company (the Board) have been satisfied and payment of the consideration specified therein (being not less than the par value of the Class A Ordinary Shares) has been made, or (B) if such Class A Ordinary Shares are issuable upon conversion, exchange, redemption, repurchase or exercise of any other security, the terms of such security, the memorandum and articles of association of the Company then in effect or the instrument governing such security providing for such conversion, exchange, redemption, repurchase or exercise for Class A Ordinary Shares, as approved by the Board, have been satisfied and the consideration approved by the Board (being not less than the par value of the Class A Ordinary Shares) received; and

(b)	valid entry has been made in the register of members of the Company reflecting such issuance of Class A Ordinary Shares, in each case in accordance with the memorandum and articles of association of the Company then in effect, shall be validly issued, fully paid and non-assessable.

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3.4	The execution, delivery and performance of the Documents has been authorised by and on behalf of the Company and, once the Documents have been executed and delivered by any director or officer of the Company, the Documents will be duly executed and delivered on behalf of the Company and will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms.

3.5	The statements under the caption “Cayman Islands Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

4	Qualifications

4.1	In this opinion the phrase “non-assessable” means, with respect to the Shares, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

4.2	Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions which are the subject of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Campbells LLP

Campbells LLP

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